CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” within the Statement of Additional Information of Stone Ridge Trust (the “Trust”) and to the use of our report dated January 15, 2013 relating to Stone Ridge Reinsurance Risk Premium Fund for the period from September 28, 2012 (Organization of Trust) to January 7, 2013 in this Pre Effective Amendment No. 10 Registration Statement (Form N-1A Nos. 333-184477 and 811-22761) of Stone Ridge Trust.

/s/ Ernst & Young LLP

New York, New York
July 12, 2013